UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2000

Sunburst Acquisitions IV, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Sunset Blvd., Hollywood, California	90028
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (323) 769-3434

(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

(a) On December 4, 2000, control of Sunburst Acquisitions IV, Inc., a Colorado corporation (the "Company," "we," or "us"), changed. The transaction which caused the change of control was the closing under an Agreement for Share Exchange (the "Exchange Agreement") dated August 15, 2000, between the Company and Hollywoodbroadcasting.com, Inc., a Nevada Corporation ("HB.C").

Under the terms of the Exchange Agreement, we acquired all 35,831,668 issued and outstanding share's of HB.C's common stock from the former holders of that stock in exchange for the issuance of 35,831,668 shares of our common stock Immediately prior to closing under the Exchange Agreement, our issued and outstanding capitalization consisted of 9,070,831 shares of common stock and no shares of preferred stock. Immediately after the closing it consisted of 44,902,499 shares of common stock and no shares of preferred stock.

As a result, there has been a change in control of the Company in the sense that a different group of shareholders now holds voting control. The 9,070,831 shares of common stock owned by the persons who were our shareholders prior to the closing, which previously represented ownership of 100% of our issued and outstanding stock, now represent ownership of only approximately 20.20% of our issued and outstanding shares, while the 35,831,668 shares of our common stock now owned by the persons who were previously shareholders HB.C, represent ownership of 79.80% of our issued and outstanding shares.

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of December 4, 2000 (immediately following closing under the Exchange Agreement), by (a) each beneficial owner of more than five percent of our common stock, (b) each of our directors, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Beneficial Owner (1)	Shares Beneficially Owned	Percentage Benefically Owned
Charles Malette (2)	15,000,000	33.41%
Thomas Mount (2)(3)	15,000,000	33.41%
Theo Sanidas (4)	0	0%
Terry Fields (4)	0	0%
Paul Kessler (5)	3,675,000	8.18%
All directors and executive officers as a group (2 in number)	0	0%

(1) We believe that all persons have full voting and investment power with respect to the shares. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock.

(2) Includes 1,500,000 shares which the named shareholder has made a preliminary agreement to transfer to Paul Kessler or his nominee. The Company is not aware of the exact terms of the agreement to transfer or of the intended timing of the transfer, and there is no assurance as to when or whether the proposed transfer of shares will be completed.

(3) Thomas Mount is the beneficial owner of such shares. The record owner is Sullivan's Island, an entity controlled by Mr. Mount.

(4) The named person is an officer and director of the Company.

(5) Includes a total of 3,000,000 shares which Mr. Kessler may have the right to acquire from Charles Malette and Thomas Mount. The Company is not aware of the exact terms upon which Mr. Kessler may have the right to acquire such shares, and has no knowledge of when or whether the proposed transfer will be completed.

There was no change in the identity of our officers or directors as a result of closing under the Exchange Agreement.

A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such references.

(b) We have no knowledge of any arrangements the operation of which may at a subsequent date result in a subsequent change in control of us.

ITEM 2.Acquisition or Disposition of Assets.

(a) Pursuant to the terms of the Exchange Agreement, we acquired all 35,831,668 of the issued and outstanding shares of common stock of HB.C. The transaction contemplated by the Exchange Agreement was negotiated between the directors of HB.C on behalf of the shareholders of that company, and our directors. In evaluating HB.C as a candidate for the proposed acquisition, our directors considered various factors such as the strength and diversity of HB.C's existing management, the anticipated potential for growth of the business of HB.C, and the perception of how the proposed business of HB.C will be viewed by the investment community and the Company's shareholders. In evaluating us, it is believed that the directors of HB.C placed a primary emphasis on our status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and approved for trading on the OTC Bulletin Board.

(b) We expect to continue, and expand, the existing business operations of HB.C as our wholly owned subsidiary. A description of the business of HB.C, its property, management, and certain important risk factors are set forth below.

Forward Looking Statements

All statements contained in the following description of the business of HB.C which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of HB.C management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause HB.C to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Risks Associated With The Business of HB.C" and throughout this description of the business of HB.C.

Background

HB.C is a development stage company incorporated in March of 1999 in the State of Nevada. It leases office space and production facilities located at 6363 Sunset Blvd., Hollywood, California, 90028. It was formed to engage in the business of developing and producing original entertainment and information programming for a wide range of media, including domestic and foreign broadcast, cable and satellite television, home video and DVD sales and rental, and the Internet. To date, HB.C has engaged in limited operations and the business of HB.C has not generated revenues (except for certain revenues described under "Sales of Creative And Production Services, below) or profits, and has incurred substantial losses. As of the date hereof, HB.C's liabilities exceeded its assets.

Webcasting Business

It was originally intended that HB.C would develop and produce (or acquire) original entertainment and information programs for webcasting over the Internet from its HollywoodBroadcasting.com website. It was anticipated that HB.C's programs would primarily be reality-based stage productions, with running times ranging from 30 to 60 minutes, and often revolve around celebrities and notable personalities. Programs would usually be first webcasted live and then archived on HB.C's website for later viewing on demand. In the case of live webcasts, viewers would be invited to interact with the program and the host during the webcast. Programs would be webcasted with links to chat rooms, e-commerce opportunities, and subject matter related websites maintained by HB.C or others. It was expected that revenues would be generated from: (1) sales of advertising and sponsorships; (2) sales of programs for subsequent and/or simultaneous distribution on the Internet and in other domestic and foreign media, including broadcast, cable and satellite television and video cassette and DVD sales and rental; (3) e-commerce transactions generated from its website, and/or commissions from sales generated by links from its website to other e-commerce websites.

Soft Launch. During the spring of 2000, HB.C conducted a soft launch, in which its tested its ability to produce and webcast programs. In the course of its soft launch, two interactive talk shows which HB.C developed and produced, Final Cut and Cover to Cover, were webcasted live on Thursday nights during a six week period. HB.C did not expect to generate revenues from the webcasting of its programs during its soft launch and no revenues were generated. It was expected that HB.C would commence its hard launch (regular weekly webcasting of Cover to Cover and Final Cut and other programs that were in various stages of development) in late 2000 or early 2001.

Interruption Of Production And Webcasting. Due to a shortage of working capital (described under "Urgent Need For Working Capital", below), since June of 2000, HB.C's production and webcasting operations have been interrupted and HB.C has not been able to commence its hard launch. Although HB.C has continued some programming operations (including program development and efforts to sell programs to program buyers) where such operations have not required significant expenditures of funds, it has not produced new programs (except as described under "Sales of Creative and Production Services", below) or webcasted programs. In connection with the cessation of production and webcasting and as a result of working capital shortages, HB.C has been required to lay-off, or furlough or transfer to part-time or independent contractor status, a substantial portion of its employees and various of its employees have terminated their employment.

Programs In Production And Development. As of June of 2000, when HB.C ceased to produce and webcast programs, several programs were in production or in various stages of development, including the following:

Final Cut. This show is hosted by Tom Schatz, Dean of the Film Department at the University of Texas at Austin and author of several highly regarded books about film making. Each episode features an interview with a noted film maker. HB.C has produced (and webcasted live, during its soft launch) six episodes of Final Cut (featuring directors Martha Coolidge, Jon Amiel, John Landis, David Dobkin and Irene Turner, Alexander Payne and William Friedkin, respectively).

Cover to Cover. This show is hosted by TV correspondent Anne Taylor Fleming and author Eric Lax. Each episode features an interview with a noted author. HB.C has produced (and webcasted live, during its soft launch) four episodes of Cover to Cover (featuring authors Mark Z. Danielewski, A. Scott Berg, Melissa Bank and Carl Muske-Dukes, respectively).

End of Watch (in development; no episodes have been produced). This show, to be hosted by John Marcello, a highly respected and recently retired senior D.E.A. agent, will explore the "real story" behind recent high profile crimes. Officials from the Secret Service, U.S. Customs, the F.B.I., and other law enforcement agencies will join Marcello, along with noted criminal defense attorneys, judges, informants, felons, and other persons involved in the criminal justice system.

iParent (in development; no episodes have been produced). This show, to be hosted by Katrina Mount, will combine committed celebrity parents with experts in the world of child development. The interactive, audience participation aspect of the show will occupy a significant portion of its running time.

The "X" (in development; no episodes have been produced). The subject of this show will be the world of "hip-hop" music and culture. To be hosted by Sway and Tech, two stars of hip-hop culture, the show will examine all aspects of this popular world-wide culture.

All of the foregoing programs (with the exception of the previously produced episodes of Final Cut and Cover to Cover) are new programs which are in development, and there can be no assurance that the programs will actually be produced, or that the programs will be produced with the hosts or under the titles described above.

Present Obstacles To Hard Launch. Were HB.C to decide to commence a hard launch of its webcasting business, it would be required to do some or all of the following:

(1) Produce additional episodes of Cover To Cover and Final Cut and produce episodes of new programs which are currently in various stages of development, including the programs listed under "Programs in Production And Development", above.

(2) Generate sufficient advertising and sponsorship revenues to (along with revenues from other sources described under "Webcasting Business", above) cover its production, webcasting and overhead costs.

(3) Market and publicize its website and programs, which may include advertising on radio, television, and in the print media and on the Internet.

(4) Make certain improvements to functional and design aspects of its website to maximize its interactive capabilities and enhance the quality of the user experience.

(5) Deploy database technology to maximize the audience measurement and profiling capabilities of its website;

(6) Enter into new arrangements with providers of webcasting services and/or develop its own webcasting capabilities; and

(7) Develop the capability to effect e-commerce transactions or enter into arrangements with e-commerce sites.

To accomplish the foregoing, HB.C would be required to employ additional personnel and acquire additional equipment and facilities (and/or enter into significant outsourcing arrangements with providers of such services and equipment and facilities). A shortage of working capital has to date prevented HB.C from employing such additional personnel and acquiring such equipment and facilities or entering into such outsourcing arrangements. Although HB.C will seek to raise additional working capital (as described under "Urgent Need For Working Capital", below), there can be no assurance that HB.C will be able to obtain such needed working capital and commence the hard launch of its webcasting business. Even if HB.C is able to raise additional working capital, HB.C has elected to delay its hard launch, for the reasons described under "Management's Continuing Review Of Webcasting Business", below.

Management's Continuing Review Of Webcasting Business. Management of HB.C continues to review its plan to commence a hard launch of its webcasting business in light of current conditions. In the course of its review, management is considering numerous factors (some of which were unknown or unknowable at the time its webcasting business was originally conceived), including the following:

(1) Its shortage of working capital;

(2) The substantial expenditures which would be required to commence a hard launch of its webcasting business, described under "Present Obstacles To Hard Launch", above;

(3) The pace of development and market penetration of equipment and technology that would permit the transmission of programs over the Internet with audio and video quality that is approximately equal to that of television, which HB.C considers to be its primary competition;

(4) Public acceptance of the Internet as a source of entertainment and information programs (and particularly programs of the kind originally envisioned by HB.C);

(5) The willingness of advertisers to expend significant amounts to advertise on the Internet and sponsor Internet programs; and

(6) The apparent failure to date of other webcasting companies (and particularly those which webcast entertainment and information programs of the kind originally envisioned by HB.C) to generate profits.

Based on current conditions with respect to the foregoing factors, management of HB.C has considerable doubt as to whether the webcasting business, at least as originally envisioned by HB.C, can generate profits. Management of HB.C has therefore elected to delay the hard launch of its webcasting business for the present, while it continues to monitor developments with respect to the foregoing factors and considers possible modifications of the business model described under "Webcasting Business", above. Management of HB.C will not commence the hard launch of its webcasting business without reasonable assurance that such business, either in its original or altered form, will be likely to generate profits, although there can be no assurance that HB.C's webcasting business, either in its present or altered form, will generate revenues or profits.

Production And Sale Of Programs For Various Media

Regardless of whether HB.C elects to distribute its programs over the Internet, it intends to continue to develop and produce entertainment and information programs for sale to companies which distribute programs in various "old technology" (e.g. television) and "new technology" (e.g. the Internet) media. Potential buyers for its programs may include the following U.S. companies and their foreign counterparts: (1) television networks (e.g. CBS, NBC, ABC, Fox, UPN and WB); (2) network owned and independent television stations and syndicators of programming (companies which sell programs to television stations); (3) other producers and production companies (as buyers of creative and production services); (4) cable service operators; (5) basic and pay cable networks (e.g. Bravo and the Sundance Channel); (6) home video and DVD companies; (7) Internet companies (including Internet service providers, such as AOL, Internet portals, such as Yahoo, and e-commerce companies, such as Amazon.com); and (8) general business companies (as buyers of advertising, training and promotional programs).

As described under "Programs In Production And Development", HB.C has produced six episodes of Final Cut and four episodes of Cover To Cover and has several programs in various stages of development. As concepts for new programs are originated by HB.C personnel or presented to HB.C by outside parties (in which case such parties would usually be entitled to share in the revenues derived from the sale of the program), HB.C will place additional shows in development. At least initially, HB.C will continue to focus on reality based programming (of the kind described under "Webcasting Business", above), due to the lower production costs associated with the production of such programs (as compared to dramatic programs and situation comedies). Generally, HB.C programs will have running times ranging from 30 to 60 minutes (exclusive of commercial breaks), although programs with shorter running times may be produced for particular buyers, such as buyers of Internet and advertising, training and promotional programs.

HB.C will present programs to prospective buyers, and if a prospective buyer finds the program attractive, attempt to negotiate a sale of one or more episodes of the program to the prospective buyer. The form in which a program is presented to a buyer may range anywhere from a program concept, to a fully developed program with script and principal talent selected or retained, to a pilot episode or trailer, to episodes of a fully produced program (as would be the case with respect to HB.C's previously produced episodes of Final Cut and Cover To Cover). The terms under which programs are sold to distributors in various media vary widely (depending in part on the nature of the medium and the nature of the program), but generally buyers pay a fee, usually in installments, to either buy the program outright (in which case the buyer obtains the right to exhibit the program in perpetuity in all media in all geographical markets), or to buy a license to exhibit the program in a specified medium in a specified geographical area for a specified period (with the seller retaining rights with respect to specified media and/or geographical areas and/or periods). Often producers of programs are required to engage in deficit financing (whereby the buyer is required to advance some or all of the production costs prior to receipt of payment from a buyer or buyers). In light of its shortage of working capital (described under "Urgent Need For Working Capital", below), HB.C would presently not be able to engage in such deficit financing and may therefore be at a competitive disadvantage to better financed production companies. Management of HB.C, even if it obtains additional working capital, will seek to avoid deficit financing of production by: (1) focusing on the production of reality based programs, with their lower production costs; (2) utilizing its leased production and post-production facilities, described under "Transactions With Related Parties; The Los Angeles Film Schools", below; (3) in connection with its sales of programs, retaining rights to sell its programs in other markets and pre-selling such rights in advance of production. There can be no assurance that HB.C will be able to avoid deficit financing of programs.

Due to its shortage of working capital, HB.C has to date been unable to commit significant time and personnel to its efforts to sell programs to buyers as described above, and except for certain transactions described under "Sales Of Creative And Production Services", below, no sales of programs to such buyers have been concluded. In the event that HB.C is able to obtain additional working capital, it expects to commit additional resources to its program production and sales business.

Sales of Creative and Production Services. HB.C recently completed three transactions whereby HB.C was commissioned to provide creative and production services to third party producers in return for a fee. In the case of each of the transactions, HB.C provided its services on a "work for hire" basis and received no ownership interest in the programs. In one case, HB.C received a fee of $42,000 to produce a yoga demonstration video entitled "Yoga Tonic" for the French actress Nathalie Delon, who intends to exploit the video in the European home video market. In a second case, HB.C received a fee of $20,000 from a record label to produce a music video entitled "Ride Wit Me", featuring the rap artist T-Bone. In a third case, HB.C received a fee of $145,000 to create and produce programming and a product introduction video for Softnet Systems, Inc., a provider of wireless Internet services.

Transactions With Related Parties

The Los Angeles Film Schools. The Los Angeles Film Schools, LLC ("LAFS") is a California limited liability company which owns and operates a motion picture vocational trade school. CRM Financial Group, Inc., a corporation controlled by Charles MaLette, owns a 65% membership interest in LAFS and is one of two members (i.e. stockholders) of LAFS. Mr. MaLette is one of two managers (i.e directors) of LAFS. Bristol Capital Holdings LLC, a corporation controlled by Paul Kessler, owns a 35% membership interest in LAFS and is the other member of LAFS. Mr. Kessler is the other manager of LAFS. As of the closing of the Exchange Agreement, Mr. MaLette was a Director and the Co-chairman of HB.C (subsequent to the closing of the Exchange Agreement, Mr. MaLette resigned as a director and the Co-chairman of HB.C). As a result of the closing of the Exchange Agreement, Mr. MaLette became a 33.4% shareholder of the Company. Mr. Kessler is a 1.5% shareholder of the Company and has the right to acquire 3,000,000 additional shares of the Company as described under "Item 1. Changes in Control of Registrant", above. HB.C rents office space and studio facilities from LAFS pursuant to an oral sublease, and as of the date hereof, HB.C was in arrears on its rental payments under such sublease. LAFS has at various times made non-interest bearing short term loans to HB.C, and HB.C has at various times made non-interest bearing short term loans to LAFS, which loans have been recorded on the books of account of HB.C and LAFS. As of November 30, 2000, HB.C was indebted to LAFS in the amount of $1,051,821.35 on account of such loans and rent in arrears. HB.C and LAFS share certain employees, whose salaries are apportioned between the two companies in proportion to the services they render to each company.

Loans From Charles MaLette. Charles MaLette, who as of the closing of the Exchange Agreement, was a Director and the Co-chairman of HB.C, and who as a result of the closing of the Exchange Agreement, became a 33.4% shareholder of the Company, has made loans to HB.C at various times prior to the closing of the Exchange Agreement. On account of such loans, as of date hereof, HB.C was indebted to Mr. MaLette in the amount of $221,690.74.

Certain Pre-existing Relationships Between the Company and HB.C

Prior to the closing of the Exchange Agreement, Charles MaLette may be deemed to have controlled HB.C by reason of the following: (1) he owned 41.9% of the shares of HB.C.; (2) he was one of two directors of HB.C and its Co-chairman; (3) shareholders who owned 16.3% of the shares of HB.C are clients of Mr. MaLette's brokerage business to whom Mr. MaLette provides investment advice; and (4) HB.C was (and continues to be) indebted to Mr. MaLette and to LAFS, an entity which Mr. MaLette controls, as described under "Transactions With Related Parties", above.

Prior to the closing of the Exchange Agreement, certain relationships existed between HB.C (and Mr. MaLette) and the Company (and certain of its officers and directors and shareholders), including the following:

(1) According to a report on Form 8-K filed with the SEC by the Company on August 19, 1999, and an amended report on Form 8-K filed with the SEC by the Company on August 20, 1999, in August of 1999, the Company and certain of its shareholders entered into an agreement with a group of investors led by Century Financial Partners, Inc. and Bristol Capital LLC (according to a Schedule 13D filed with the SEC by Paul Kessler on May 9, 2000, Mr. Kessler is the sole owner of Bristol Capital LLC) to permit such investors to acquire control of the Company. (Mr. Kessler has denied that he has ever controlled the Company or been a member of a group that controls the Company.) Prior to the closing of the Exchange Agreement, Mr. Kessler owned 675,000 shares of the Company and has the right to acquire an additional 3,000,000 shares of the Company, as described in "ITEM 1. Changes in Control of Registrant", above. Mr. MaLette has a long standing social and business relationship with Mr. Kessler, which includes their mutual involvement in LAFS (as described under "Transactions With Related Parties; The Los Angeles Film Schools", above) and other past and present business ventures.

(2) Mr. MaLette has longstanding social and business relationships with Theo Sanidas (who is one of two directors and the President of the Company) and Terry Fields (who is the other director of the Company), which include mutual involvements in past and present business ventures.

(3) Clients of Mr. MaLette's brokerage business (including Diamond Eight, Ltd., which prior to the closing of the Exchange Agreement, owned 9.09% of the shares of the Company and 4% of the shares of HB.C) are shareholders of the Company.

(4) Beginning at or about the time the Company and HB.C entered into a letter of intent with respect to an exchange of shares, and continuing thereafter up to the closing of the Exchange Agreement, the officers and directors of the Company at various times permitted Mr. MaLette to participate in the affairs of the Company in various respects, including: (a) Mr. MaLette recommended Theo Sanidas and Terry Fields for election to the Board of Directors of the Company and recommended Mr. Sanidas for election to the office of President of the Company; (b) Mr. MaLette participated in matters pertaining to the audit of the Company's financial statements by the accounting firm of Comiskey & Company; (c) Mr. MaLette participated in matters pertaining to the preparation by the law firm of Frascona, Joiner, Goodman and Greenstein, P.C. of reports which the Company has filed with the SEC; (d) Mr. MaLette participated in negotiations with the management of Prologic and others with respect to the sale of the Company's interest in Prologic and/or a settlement of matters pertaining to the Company's involvement in the Prologic transaction; and (e) Mr. MaLette assisted the Company in connection with its efforts to sell its shares to investors in transactions exempt from registration under the Securities Act of 1933. The Company believes that it is not unusual for a company which has agreed to combine with another company to permit management of the other company to have input with respect to its affairs, particularly where, as is the case with the Company, there is no active full-time management.

(5) The Company made loans to HB.C totaling $270,000 (consisting of most of the proceeds of sales of shares of the Company in transactions exempt from registration under the Securities Act of 1933).

Urgent Need For Working Capital

To date, the business of HB.C has not generated revenues (with the exception of certain revenues described under "Sales of Creative and Production Services", above). As a result, HB.C has, since its inception, relied primarily upon the following sources of working capital: (1) loans from Charles MaLette and LAFS (as described under "Transactions With Related Parties", above); (2) issuances of shares in transactions exempt from registration under the Securities Act of 1933; and (3) loans from the Company (as described under "Certain Pre-existing Relationships Between The Company and HB.C", above). Recently however, Mr. MaLette and LAFS have advised HB.C that it is unlikely that they will be able to loan additional funds to HB.C, and LAFS has demanded that HB.C repay its earlier advances. Since 1999 (when it last issued shares), HB.C has been unable to obtain additional working capital through issuances of shares. On account of the foregoing, HB.C has experienced and continues to experience significant working capital shortages, which have, at various times, caused HB.C to fail to meet, in a timely fashion, its payroll obligations and its obligations to certain of its trade creditors. HB.C will seek to raise additional working capital in the following ways:

(1) Sales of its programs to program buyers in advance of production (as described under "Production and Sale Of Programs For Various Media", above);

(2) Advances of funds from the Company, its parent corporation, from the proceeds of issuances of shares by the Company in transactions exempt from registration under the Securities Act of 1933.

Most if not all of any additional working capital raised by HB.C will initially be used by HB.C to become current on its obligations to trade creditors and employees and to repay loans from LAFS. There can be no assurance that HB.C will be able to raise additional working capital in amounts sufficient to become current on its obligations to trade creditors and employees, repay loans from LAFS and sustain its operations.

Employees

As of the date hereof, HB.C had 8 employees. As of December 8, 2000, HB.C was indebted to employees in the amount of $123,177 on account of accrued and unpaid salaries.

Legal Proceedings

From time to time, HB.C may be involved in routine litigation and proceedings in the ordinary course of business. HB.C is currently not a party to any legal proceeding.

RISKS ASSOCIATED WITH THE BUSINESS OF HB.C

INCLUDES RISKS ASSOCIATED WITH HB.C'S WEBCASTING BUSINESS. HB.C HAS ELECTED TO DELAY THE COMMENCEMENT OF THE HARD LAUNCH OF ITS WEBCASTING BUSINESS, AS DESCRIBED UNDER "MANAGEMENT'S CONTINUING REVIEW OF WEBCASTING BUSINESS", ABOVE.

READERS ARE URGED TO CONSIDER THE FOLLOWING RISKS, IN ADDITION TO THE RISKS DESCRIBED THROUGHOUT THIS DESCRIPTION OF THE BUSINESS OF HB.C.

Development Stage Company; History Of Limited Revenues And Substantial Losses; Going Concern Qualification

HB.C was founded in March of 1999 and is still in its development stage. HB.C's operations are subject to all of the risks inherent in the establishment of a new business enterprise and the marketing of new products. Moreover, the market for HB.C's webcasting business (i.e. the market for entertainment and information programming webcasted over the Internet) is a new or relatively new, and largely untested market. The likelihood of HB.C's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with starting a new business, including, but not limited to, uncertainty as to the development of markets and the acceptance of HB.C's products in such markets, new product development problems and expenses, and competition from established companies, many of which are better funded and more firmly established. To date, HB.C has generated only limited revenues (as described under "Sales of Creative and Production Services", below) and incurred substantial losses and there can be no assurance that HB.C will generate significant revenues, or positive cash flow or profits in the future. BDO Seidman, LLP, in their Independent Auditor's Report dated May 26, 2000, has stated:

...the Company has a limited operating history and will need to raise additional capital to fund its planned operations. These matters raise substantial doubt about the Company's ability to continue as a going concern.

Dependence On Key Personnel

The business of HB.C is highly dependent upon its executives, officers and key employees and consultants, the loss of any one of whom could have a material adverse effect on the business of HB.C. HB.C has not obtained life insurance on the lives of any of its key personnel, nor has HB.C entered into employment agreements with any of its key personnel. The continued success of HB.C is dependent upon its ability to attract and retain highly qualified personnel, and there can be no assurance that HB.C will be able to recruit and retain such personnel.

Risk Of Loss Of Use Of Studio Facilities

It is anticipated that most of the programs which HB.C produces, either for webcasting or for sale to others, will be produced in studio facilities it rents (pursuant to an oral sublease) from LAFS, an affiliated company (as described under "Transactions With Related Parties; The Los Angeles Film Schools", above). If HB.C's affiliation with LAFS were to be altered or terminated, or such oral sublease were to be altered or terminated, HB.C could be required to rent studio facilities from an unaffiliated party, in which case its studio rental expenses, and hence its costs of production, might increase. In the event of such an increase in studio rental expenses, HB.C's business, results of operations and financial condition could be adversely effected.

Risk Of An Increase In Labor Costs; Risk of Strike

Powerful labor organizations (such as the Screen Actors Guild, Writers Guild of America, Directors Guild of America and International Alliance of Theatrical and Stage Employees) have jurisdiction to represent most of the occupational categories of personnel employed in almost every aspect of program production. To date, HB.C has generally employed non-union personnel and has not been required to enter into collective bargaining agreements with any of such labor organizations (perhaps on account of its limited production activities to date). As HB.C's production operations are expanded, there is a significant likelihood that HB.C will enter into collective bargaining agreements with the major entertainment industry unions, in which event its labor costs may increase substantially. Moreover, there are occasional strikes which result from the inability of various entertainment industry unions to conclude new collective bargaining agreements with organizations representing production companies when the old agreements expire. (Many believe that there is a significant likelihood that a Writers Guild of America and/or a Screen Actors Guild strike will occur in the year 2001 as existing collective bargaining agreements expire.) In the past such strikes have had the effect of significantly curtailing all domestic production activities. In the event of any such collective bargaining agreement mandated increase in labor costs, or any such strike by an entertainment industry union, HB.C's business, results of operations and financial condition could be adversely effected.

Inability To Accurately Predict Production Costs

Due to the numerous vicissitudes which are encountered in the process of production, production costs are inherently difficult to predict with certainty, and the phenomenon of the over budget production is well known. Although HB.C employs personnel who possess considerable expertise in the process of program budgeting, there can be no assurance that the costs incurred by HB.C in connection with all or any of its productions will be as budgeted. In the event of any such over-budget production costs, HB.C's business, results of operations and financial condition could be adversely effected.

Dependence Upon Advancements In Internet Technology

Management of HB.C believes that in order for its webcasting business (at least as originally conceived) to compete successfully with television, which it considers to be its primary competition, it must be able to transmit its programs over the Internet with audio and video quality that is approximately equal to that of television. Although it has been predicted that technology which would permit such transmission quality may soon exist and become widely available, there can be no assurance that such technology will either be developed or become widely available. If such technology is not developed or does not become widely available, HB.C's business, results of operations and financial condition may be adversely effected.

New And Evolving Market

Distribution of entertainment and information programing on the Internet is a new and evolving market. In such markets, demand and market acceptance for recently introduced products and services are subject to an even higher level of uncertainty and risk than is the case when new products and services are introduced into established markets. There can be no assurance as to the size of the market for HB.C's programs or its rate of growth, or as to whether HB.C's programs will be accepted in such market. There can be no assurance that the market for HB.C's programs will continue to develop or be sustainable. If such market fails to develop, or develops more slowly than expected, or becomes saturated with competitors, or if HB.C's website and programs do not achieve or sustain market acceptance, HB.C's business, results of operations, and financial condition could be adversely affected.

Dependence Upon Growth And Public Acceptance Of The Internet

HB.C's success will depend in large part upon the continued development of the Internet and growth in Internet usage and, more specifically, upon widespread public acceptance of the Internet as a source of entertainment and information programming. If such development, growth and public acceptance does not occur, or occurs at a slower rate than is expected, HB.C's business, results of operations, and financial condition may be adversely affected.

Possible Burdensome Government Regulation

New laws and regulations governing communications and commerce over the Internet are being enacted, and the application of existing laws and regulations (pertaining to such matters as intellectual property, privacy, taxation and defamation) to the Internet is in many cases unsettled, and may remain unsettled for the foreseeable future. The growth and development of the Internet may prompt calls for more stringent laws that may impose additional burdens on Internet related companies. Possible unanticipated applications of new or existing laws and regulations to HB.C's webcasting business could adversely effect its business, results of operations and financial condition.

Possible Liability For Program Content

As a producer and/or webcaster of programs, HB.C may be exposed to liability for claims of defamation, negligence, invasion of privacy, or infringement of copyright, patent, trademark or other intellectual property rights, or other claims based on the nature and content of the programs that HB.C produces and/or webcasts, even though HB.C engages in various clearance and other practices intended to ensure that such claims do not arise. There can be no assurance that available insurance policies will be adequate to cover any such potential claim or liability, in which case HB.C's business, results of operations, and financial condition could be adversely affected.

Competition From Internet And Traditional Media Companies

HB.C's webcasting business will operate in a market that is at a very early stage of development, is rapidly evolving, and is characterized by an increasing number of market entrants. Barriers to entry are minimal, and competitors can launch new websites at relatively low cost. Some of HB.C's competitors have significantly greater financial, personnel, technological and marketing resources than HB.C. HB.C's webcasting business will compete with all forms of entertainment, including traditional media companies (broadcast, cable and satellite television companies, motion picture companies, video and DVD sales and rental companies, and radio companies) for advertising sales, talent, employees, financing and audience, and there can be no assurance that HB.C will be able to compete successfully against such companies.

The Production Business Is Highly Unpredictable and Fiercely Competitive

HB.C's program production and sales business will operate in a highly uncertain and competitive market. Sales are dependent on the tastes and buying decisions of program buyers, which are in turn dependent on the tastes and viewing choices of viewers, all of which are highly unpredictable and subject to change. HB.C's principal competitors will be the television production divisions of the major television networks and television stations, the television production divisions of the major studios and numerous independent production companies. Most of HB.C's competitors will have significantly greater financial and personnel resources than HB.C.

Protection Of Intellectual Property Rights Uncertain

The copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property rights which HB.C will develop and own in the course of producing its programs will be critical to its success. Although HB.C employs legal counsel and other personnel to take such steps as are deemed necessary to protect its intellectual property rights, there can be no assurance that the steps taken by HB.C will be adequate to confer such protection. This may be particularly true with respect to programs webcasted on the Internet, on account of the novelty of the Internet and the rapidly evolving nature of intellectual property law as applied to the Internet and the significant opportunities for piracy entailed in Internet transmission. Moreover, the laws of some countries may not afford the same protection to intellectual property rights as do those of the United States. Although HB.C believes that its programs and website have been (and will continue to be) independently developed, there can be no assurance that its programs and website do not or will not infringe on the rights of others.

Risk Of Disaster And Systems Failure

HB.C's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, Internet infrastructure failure or over-congestion, break-ins, earthquakes, and other similar events. HB.C has no formal disaster recovery plan, and there can be no assurance that available insurance policies will adequately compensate HB.C for losses that may occur as a result of any such event. The occurrence of any such event could adversely affect HB.C's business, results of operations, and financial condition.

No Expectation Of Dividends

The business of HB.C has not generated earnings to date, and HB.C has not paid any dividends on its shares, and it is unlikely that HB.C will contribute earnings to the Company which would permit it to pay dividends in the foreseeable future. It is expected that earnings, if any, of HB.C will be retained and used to expand the business of HB.C.

ITEM 3. Bankruptcy or Receivership.

Not applicable.

ITEM 4. Changes in Registrant's Certifying Accountant.

Not applicable.

ITEM 5. Other Events.

Not applicable

ITEM 6. Resignations of Registrant's Directors.

Not applicable.

ITEM 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of HB.C which are required to be filed as part of this Current Report on Form 8K are not currently available. Such financial statements shall be filed by amendment to this report on Form 8K not later than February 17, 2001 (which is 60 days after the due date of this initial report).

(b) Pro forma financial information.

The pro forma consolidated financial information regarding the Company and HB.C which is required to be filed as part of this Current Report on Form 8K is not currently available. Such financial information shall be filed by amendment to this report on Form 8K not later than February 17, 2001 (which is 60 days after the due date of this initial report).

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Agreement for Share Exchange, dated as of August 15, 25, 2000, between the Company and Hollywoodbroadcasting.com, Inc., a Nevada corporation.

ITEM 8. Change in Fiscal Year.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ THEO SANIDAS

Theo Sanidas

Chairman of the Board and

Chief Executive Officer

Date: December 19, 2000

EXHIBIT INDEX

2.1 Agreement for Share Exchange, dated as of August 15, 25, 2000, between the Company and Hollywoodbroadcasting.com, Inc., a Nevada corporation.

Exhibit 2.1 - AGREEMENT FOR SHARE EXCHANGE

AGREEMENT FOR SHARE EXCHANGE ("AGREEMENT") dated as of August 15, 2000, by and among Hollywoodbroadcasting.com, Inc, a Nevada corporation ("HB.C") and Sunburst Acquisitions IV, Inc., a Colorado corporation ("Sunburst").

RECITALS:

WHEREAS, the Boards of Directors of HB.C and Sunburst have approved the acquisition by Sunburst of up to 100% of the issued and outstanding shares of HB.C solely in exchange for voting stock of Sunburst pursuant to the terms and conditions hereinafter set forth (the "Exchange"); and

WHEREAS, the parties desire to make certain representation, warranties and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), Sunburst 0shall acquire an aggregate of up to 35,831,668 shares of common stock of HB.C, representing 100% of the issued and outstanding stock of HBC, or such lesser number of shares, but in no event less than 90% of the issued and outstanding stock of HB.C, in exchange for one share of common stock of Sunburst (the "Exchange Shares") for each share of HB.C common stock acquired by Sunburst. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state law. For Federal income tax purposes, it is intended that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue, as amended (the "Code"). In the event that less than 100% of the issued and outstanding stock of HB.C is exchanged, as soon as practicable after the Closing, HB.C shall be merged into a subsidiary of Sunburst formed specifically for the purpose of effectuating a "short form merger" under Colorado law. Dissenting shareholders shall have rights as provided under applicable state law.

1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the third business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the effective date of the Exchange (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Covenants of Sunburst. Sunburst represents and warrants to HB.C as follows:

(a) Organization, Standing and Power. Sunburst was incorporated under the laws of the State of Colorado on August, 27, 1997, and is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of Sunburst consists of 120,000,000 shares, of which 100,000,000 shares are common sock without par value and 20,000,000 shares are preferred stock without par value. As of the date of this Agreement, 9,070,031 shares of Sunburst common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. As of the Closing, no more than 9,800,000 shares of Sunburst common stock shall be outstanding. All outstanding shares of Sunburst common stock are, and the Exchange Shares to be issued pursuant to this Agreement will be when issued pursuant to the terms of the resolution of the Board of Directors of Sunburst approving such issuance, validly issued, fully paid and non-assessable, and not subject to preemptive rights. All of the issued and outstanding shares of Sunburst Common Stock were issued in compliance with all Federal and state securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Sunburst at any time, or upon the happening of any stated event, any shares of the capital stock of Sunburst, whether or not presently issued or outstanding. To the knowledge of Sunburst, no person (for purposes of this Agreement, "person" shall have the meaning set forth in section 2(a)(2) of the Securities Act of 1933), beneficially owns, either directly or indirectly, more than 5% of the outstanding shares of Sunburst, except such persons as are listed (together with the number of shares beneficially owned by any such person) in Exhibit A hereto. Attached hereto as Exhibit B is a Sunburst shareholder list dated within the last 30, and attached hereto as Exhibit C are all SEC Forms 3 and Forms 4 which Sunburst has at any time previously received from persons filing such forms.

(c) Certificate of Incorporation, By-Laws, and Minute Books. The copies of the Articles of Incorporation and of the By-Laws of Sunburst which will be delivered to HB.C are true, correct and complete copies thereof. The minute books of Sunburst which will be made available for inspection contain accurate minutes of all meetings, and accurate consents in lieu of meetings, of the Board of Directors (and any committees thereof) and of the shareholders of Sunburst, since the date of incorporation, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. Sunburst has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Director of Sunburst. No other corporate or shareholder proceedings on the part of Sunburst are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, is hereafter referred to as a "violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of Sunburst or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sunburst which violation would have a material adverse effect on Sunburst taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to Sunburst in connection with the execution and delivery of this Agreement by Sunburst or the consummation by Sunburst of the transactions contemplated hereby.

(f) Books and Records. Sunburst has made and will make available for inspection by HB.C upon reasonable request all of its books and records. Such books and records have been maintained by Sunburst in the ordinary course of its business. All documents furnished or caused to be furnished to HB.C by Sunburst are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. Sunburst is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) Financial Statements. Attached hereto as Exhibit D are Sunburst's audited financial statements for the periods ending March 31, 2000 and 1999. Such financial statements are true and correct, and provide a fair and accurate presentation of the financial condition and assets and liabilities of Sunburst as of the date thereof, and since the date thereof, there has been no material adverse change in the financial condition and assets and liabilities of Sunburst.

(i) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Sunburst, threatened against or affecting Sunburst which is reasonably likely to have a material adverse effect on Sunburst, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Sunburst having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j) Tax Returns. Sunburst has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any Federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls); there are not now any pending questions relating to, or claims for taxes or assessments asserted against Sunburst.

(k) SEC Compliance. Sunburst's common stock is duly registered pursuant to section 12 of the Securities Exchange Act of (the "Exchange Act") and Sunburst has filed all reports required to be filed pursuant to Section 13 of the Exchange Act in a timely and accurate manner.

(l) Trading Market in Sunburst Stock. The common stock of Sunburst is quoted for trading on the OTC Bulletin Board under the symbol "SBAQ.OB." Currently, 19 firms (the "Market Makers") make a market in Sunburst common stock. The names of the Market Makers, together with the phone numbers and addresses of their principal offices, are set forth in Exhibit E hereto. To the knowledge of Sunburst and its officers and directors:

(1) Sunburst common stock continues to be quoted for trading on the OTC Bulletin Board and there are no facts or circumstances which could reasonably be expected to cause Sunburst common stock to lose its eligibility to be quoted for trading on the OTC Bulletin Board;

(2) Trading of Sunburst common stock on the OTC Bulletin Board has not been suspended and there are no facts or circumstances which could reasonably be expected to lead to the suspension of trading of Sunburst common stock on the OTC Bulletin Board;

(3) No court or government agency or self-regulatory organization (as that term is defined in section 3(a)(26) of the Exchange Act, hereinafter "SRO") has taken the position that trading of Sunburst common stock (or any material portion thereof) on the OTC Bulletin Board constitutes a violation of pertinent law or regulation or SRO rules;

(4) None of the Market Makers have failed to obtain all required licenses and permissions to make a market in Sunburst common stock;

(5) No facts or circumstances exist which suggest that any of the Market Makers may cease to make a market in Sunburst common stock;

(6) No facts or circumstances exist which suggest that any of the Market Makers are acting in violation of any pertinent law, or regulation or SRO rules in connection with making a market in Sunburst common sock;

(7) No facts or circumstances exist, including without limitation, complaints by Sunburst shareholders or others, which suggest that any of the Market Makers do not publish firm and real quotations, or are not willing to affect transactions at the prices set forth in such quotations, or charge excessive mark-ups, or otherwise engage in fraudulent, deceptive or manipulative acts; and

(8) None of the Market Makers have been or are the subject of license revocation or suspension proceedings, disciplinary actions, or civil or criminal actions, wherein it was determined or alleged (if such proceeding or action is still in progress) that a Market Maker violated any pertinent law or regulation or SRO rule.

(m) State Law Compliance. This Agreement and the Exchange comply with Colorado Law in all respects, and under Colorado law no consent of the shareholders of Sunburst is required to consummate the transaction set forth in this Agreement.

2.2 Representations and Warranties of HB.C. HB.C represents and warrants to Sunburst as follows:

(a) Organization, Standing and Power. HB.C is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of HB.C consists of 200,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of the date hereof, a total of 35,831,668 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All outstanding shares of HB.C Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of HB.C were issued in compliance with all applicable securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from HB.C at any time, or upon the happening of any stated event, any shares of the capital stock of HB.C.

(c) Certificate of Incorporation, By-Laws and Minute Books. The copies of the Certificate of Incorporation and of the By-Laws of HB.C which will be delivered to Sunburst are true, correct and complete copies thereof. The minute books of HB.C which will be made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of HB.C since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. HB.C has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HB.C and by its shareholders, and no other corporate or shareholder proceedings on the part of HB.C are necessary to authorize the Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by HB.C and constitutes a valid and binding obligation of HB.C enforceable in accordance with its terms.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or By-laws of HB.C or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HB.C or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HB.C in connection with the execution and delivery of this Agreement by HB.C, or the consummation by HB.C of the transactions contemplated hereby.

(f) Financial Statements. HB.C audited financial statements as of February 28, 2000 will be attached hereto as Exhibit F as soon as they are available, but in no event later than 10 days prior to the Closing Date. Such HB.C financials statements shall be substantially complete and correct in all material respects and fairly present in all material respects the financial condition and results of operations of HB.C and the changes in its financial position at such dates and for such periods and show all material liabilities, absolute or contingent of HB.C.

(g) Books and Records. HB.C has made and will make available for inspection by Sunburst upon reasonable request all the books of account, relating to the business of HB.C. Such books of account of HB.C have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Sunburst by HB.C are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. HB.C is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i) Liabilities and Obligations. HB.C has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the HB.C financial statements as of February 28, 2000 that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j) Litigation. There is no suit, action or proceeding pending, or to the knowledge of HB.C threatened against or affecting HB.C which is reasonably likely to have a material adverse effect on HB.C, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HB.C having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. HB.C has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and HB.C has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. HB.C knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor.

(l) Licenses, Permits; Intellectual Property. HB.C owns or all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of HB.C and Sunburst. During the period from the date of this Agreement and continuing until the Effective Time, HB.C and Sunburst each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a) Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities. Notwithstanding the foregoing, Sunburst may issue shares of its common stock to fund any Future Advances described in section 4.7 of this Agreement, provided that as of the Closing, no more than 9,800,000 shares of its common stock are outstanding.

(d) Governing Documents. No party shall amend or propose to amend its Certificate of Incorporation or By-laws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than, in each case, in the ordinary course of business consistent with prior practice.

3.2 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Name Change. It is contemplated by the parties that the corporate name of Sunburst shall be changed contingent upon and subsequent to the Closing.

4.2 Restricted Sunburst Shares; Lock-Ups. (a) The Exchange Shares will not be registered under the Securities Act of 1933 (the "Securities Act"), but will be issued in reliance upon an exemption from registration pursuant to Section 4(2) of, and/or Regulation D under, the Securities Act. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws, and shareholders of HB.C who acquire such shares will not be able to transfer them except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption from registration. The certificates evidencing the Exchange Shares shall, upon issuance, contain restrictive legends to the foregoing effect, and the certificates evidencing Exchange Shares issued to officers and directors of HB.C and persons who beneficially own 10% or more of the outstanding shares of HB.C, shall contain such additional legends as may be required under the Securities Act and applicable state securities laws. In addition to any transfer restrictions which are imposed under Federal and state securities laws, Charles MaLette and Thomas Mount, who each own 15,000,000 shares of the common stock of HB.C, agree that for a period of 18 months after the Closing Date, they will not sell or otherwise transfer any HB.C shares beneficially owned by them.

4.3 Access to Information. Upon reasonable notice, Sunburst and HB.C shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during the period between the date of execution of this Agreement and the date of Closing, each of Sunburst and HB.C shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.4 Legal Conditions to Exchange. Each of Sunburst and HB.C shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Exchange and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their related entities or subsidiaries in connection with the Exchange. Each party will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption from, any Governmental Entity or other public or private third party, required to be obtained or made by Sunburst or HB.C or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.5 Sunburst Board of Directors and Officers. In conjunction with Closing, the current officers and directors of Sunburst shall resign. Prior to resignation, the last director of Sunburst remaining in office shall appoint such persons to serve as directors of Sunburst as shall be designated by HB.C.

4.6 HB.C Shareholder Solicitation. The shareholders of HB.C. will be provided with an information statement, prepared by HB.C., which will provide full, fair and adequate information to shareholders in order to enable them to make an informed decision as to whether to consent to the Exchange. Sunburst shall cooperate with HB.C in the preparation of such information statement and shall provide all relevant information requested by HB.C for inclusion in such information statement. Nothing contained herein shall be construed as requiring HB.C to obtain the consent of any HB.C shareholder to the Exchange, or requiring any HB.C shareholder to consent to the Exchange.

4.7 Pre-closing Advances. Sunburst has, prior to the date hereof, advanced to HB.C funds in the amount of $175,000 (the "Prior Advance"), and it is contemplated by the parties that prior to the Closing, Sunburst will advance additional funds to HB.C (the "Future Advances"). The Prior Advance and each Future Advance shall be treated as a loan from Sunburst to HBC and evidenced by a Promissory Note in the form attached hereto as Exhibit G. In the event that Sunburst fails to make Future Advances to HB.C, Sunburst shall not be deemed to be in breach of its obligations under this Agreement, but in the event that Sunburst fails, for any reason, to make Future Advances to HB.C which total $500,000, HB.C will be entitled to terminate its obligations hereunder (except for its obligation to repay the Prior Advance and any Future Advances which have been made, pursuant to the terms set forth in the Promissory Note(s) attached as Exhibit G).

4.8 SEC No-action Letter. If both Sunburst and HB.C agree, they shall jointly request a no-action letter from the SEC with respect to: (a) the transaction contemplated in this Agreement; and/or (b) the legality of a trading market in the shares of Sunburst both before and after the Closing. In the event such a no-action letter is requested, and either Sunburst or HB.C (the "Objecting Party") reasonably object, upon the advice of counsel, to the SEC's response to such request, then the Objecting Party shall be entitled to terminate its obligations under this Agreement. In the event that either Sunburst or HB.C (the "Requesting Party") shall reasonably desire, upon the advice of counsel, to request such a no-action letter, and the other party shall refuse to join in such request, then the Requesting Party shall be entitled to terminate its obligations under this Agreement.

4.9 Post-closing SEC Filing. Promptly upon consummation of the Exchange, Sunburst will file a Form 8-K with the SEC, and file pro-forma audited financial statements for Sunburst as soon as practicable thereafter, but in no event later than 75 days after the filing of the Form 8-K (and/or such other filings and financial statements as legal counsel shall direct). Sunburst will promptly respond to any SEC comments, if any, respecting the Form 8-K (or other filing) or otherwise effecting the trading market in Sunburst Common Stock.

4.10 Material Change of Ownership. In the event that prior to the Closing, any person acquires more than 10% of the voting shares of either Sunburst or HB.C, then the other party shall be entitled to terminate its obligations under this Agreement.

4.11 Trading Market in Sunburst Stock.

(a) Termination of trading market. If Sunburst stock ceases to be listed for trading on the OTC Bulletin Board, or if it shall reasonably appear to HB.C, upon the advice of counsel, that there is a significant possibility that Sunburst stock will cease to be listed for trading on the OTC Bulletin Board, or if it shall be illegal to conduct a trading market in Sunburst stock (or any material portion of Sunburst stock), or it shall reasonably appear to HB.C, upon the advice of counsel, that there is a significant possibility that Sunburst stock will cease to be listed for trading on the OTC Bulletin Board, or trading in Sunburst stock shall be suspended for any period of 3 consecutive days, then HB.C shall have the right to terminate its obligations under this Agreement (all of the foregoing events or conditions which would entitle HB.C to terminate its obligations under this Agreement are hereinafter referred to as "Trading Market Termination Grounds"). Provided that, in the event any Trading Market Termination Grounds are the result of actions taken by HB.C, HB.C will not be entitled to terminate its obligations hereunder. Provided further that in the event HB.C contends that any Trading Market Termination Ground exists, and a favorable SEC No-action Letter with respect to such Trading Market Termination Ground is thereafter obtained, HB.C will not be entitled to terminate its obligations hereunder.

(b) Continuance of Market Makers. HB.C will review each of the firms which are Market Makers with respect to each of the matters which are described in section 2.1(l)(1) through (8) hereof, and if, based on the results of such review, it determines that the status of such firms as Market Makers would not be consistent with HB.C's desire to maintain a fair, efficient and legal trading market in Sunburst stock after the Closing, it may designate such firm as "Unsuitable". If HB.C designates more than one third of the Market Makers as unsuitable, it shall be entitled to terminate its obligations under this Agreement.

(c) Termination of trading market subsequent to Closing. In the event that at any time during the six month period following the Closing Date, Sunburst stock ceases to be listed for trading on the OTC Bulletin Board, or if it shall be illegal to conduct a trading market in Sunburst stock (or any material portion of Sunburst stock), then HB.C, unless its actions have caused such de-listing or illegality, and each of its shareholders shall be entitled to rescind the Exchange.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligation of each party to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Necessary Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on Sunburst or HB.C shall have been filed, occurred or been obtained.

(b) OTC BB Trading. Sunburst shall continue to maintain its listing on the OTC Bulletin Board.

(c) Insurance. Directors' and Officers' liability insurance reasonably satisfactory to Sunburst and HB.C, shall be effectuated prior to the Closing.

(d) Due Diligence. Each of Sunburst and HB.C shall have completed its due diligence with respect to the transaction and, in its independent discretion, agreed to proceed with the transaction based upon the due diligence inquiry. Each of the parties shall cooperate with the other party in providing all reasonable and necessary due diligence materials requested in a prompt and reasonable manner.

(f) Fairness Opinion. An affirmative opinion in writing as to the fairness of the Exchange to the shareholders of Sunburst and HB.C, provided by a valuation firm which is reasonably acceptable to both Sunburst and HB.C, shall have been obtained.

5.2 Conditions of Obligations of Sunburst. The obligations of Sunburst to effect the Exchange are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by Sunburst:

(a) Representations and Warranties. The representations and warranties of HB.C set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sunburst shall have received a certificate signed on behalf of HB.C by the Co-chairman of HB.C to such effect.

(b) Performance of Obligations of HB.C. HB.C shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sunburst shall have received a certificate signed on behalf of HB.C by the President to such effect.

(c) Closing Documents. Sunburst shall have received such certificates and other closing documents as counsel for Sunburst shall reasonably request.

(d) Approval of Shareholders. HB.C shall have obtained the approval of not less 90% of its shareholders, in accordance with applicable law, to completion of the Exchange.

(e) Consents. HB.C shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Sunburst, individually or in the aggregate, have a material adverse effect on HB.C and its subsidiaries and related entities, taken as a whole, upon the consummation of the transactions contemplated hereby.

(f) HB.C Review. Sunburst shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of HB.C and shall not have determined that any of the representations or warranties of HB.C contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that HB.C is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Sunburst, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against HB.C, the consequences of which, in the judgment of Sunburst, could be materially adverse to HB.C.

5.3 Conditions of Obligations of HB.C. The obligation of HB.C to effect the Exchange is subject to the satisfaction of the following conditions unless waived by HB.C:

(a) Representations and Warranties. The representations and warranties of Sunburst set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and HB.C shall have received a certificate signed on behalf of Sunburst by its Chief Executive Officer to such effect.

(b) Performance of Obligations of Sunburst. Sunburst shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HB.C shall have received a certificate signed on behalf of Sunburst by its Chief Executive Officer to such effect.

(c) Opinion of Counsel for Sunburst. HB.C shall have received an opinion of counsel for Sunburst, dated as of the Closing Date, in form and substance reasonably satisfactory to HB.C and its counsel, relating to such matters as are customarily delivered in connection with an exchange transaction, including, but not limited to the following: (1) Sunburst's due incorporation and good standing in all states in which it conducts business; (2) Sunburst's compliance with all Securities Act registration and Exchange Act filing requirements; (3) all Sunburst representations and warranties are true and correct (to the best knowledge of counsel after due inquiry); and (4) this Agreement (and all of Sunbursts obligations hereunder) has been duly entered by Sunburst and is fully enforceable against Sunburst .

(d) Closing Documents. HB.C shall have received such certificates and other closing documents as counsel for HB.C shall reasonably request.

(e) Consents. Sunburst shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(f) HB.C Review. HB.C shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Sunburst and shall not have determined that any of the representations or warranties of Sunburst contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Sunburst is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of HB.C, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Sunburst the consequences of which, in the judgment of HB.C, could be materially adverse to Sunburst.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of Sunburst and HB.C;

(b) by either Sunburst or HB.C if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable;

(c) by either Sunburst or HB.C if the Exchange shall not have been consummated before September 30, 2000; or

(d) as provided elsewhere in this Agreement.

6.2 Effect of Termination. In the event of termination of this Agreement by either HB.C or Sunburst as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address as shall be specified by like notice):

(a) if to Sunburst to:

Theo Sanidas, President

Sunburst Acquisitions IV, Inc..

Suite 200

1200 W. Pender

Vancouver, Canada V6E2S9

and

Gary S. Joiner, Esq

Frascona, Joiner, Goodman and Greenstein, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305-5575

(b) if to HB.C, to:

HollywoodBroadcasting.com, Inc.

Suite 500 - 6363 Sunset Boulevard

Hollywood, CA 90028

Attention: Jonathan W. Pastor, General Counsel

7.3 Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Colorado state court or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

7.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.10 Exhibits. If either party has not furnished any exhibit at the time the parties execute this Agreement, such party shall furnish such exhibit within 10 days from the date of such execution, in which event, if the other party reasonably objects to the content of such exhibit, it may terminate its obligations hereunder.

7.11 Press Releases. All Press Releases to be issued by Sunburst before or after closing, shall be subject to approval of general counsel of HB.C, with draft copies to be provided at least 24 hours before actual release.

7.12 Legal Counsel. Legal counsel for Sunburst in connection with this transaction is Frascona, Joiner, Goodman and Greenstein, P.C., of Boulder, Colorado, and legal counsel for HB.C is Jeffer, Mangels, Butler and Marmaro, LLP, of Los Angeles, California.

IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.

SUNBURST ACQUISITIONS IV, INC.

By:/S/ THEO SANIDAS

Theo Sanidas, President

HOLLYWOODBROADCASTING.COM, INC.

By:/S/ CHARLES MALETTE

Charles Malette, its Co-Chairman

AGREEMENT OF CHARLES MALETTE AND THOMAS MOUNT TO TRANSFER RESTRICTIONS PROVIDED IN SECTION 4.2 HEREOF:

By:/S/ CHARLES MALETTE

Charles Malette

By:/S/ THOMAS MOUNT

Thomas Mount